John Hancock Variable Series Trust I

Michele G. Van Leer
Chairman and Trustee

[GRAPHIC OMITTED]
                                                              June 21, 2001


T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, MD 21202

Attn:   Cheryl Emory
        Assistant Vice President

Re:      Sub-Investment Management Agreement
         dated as of March 29, 1996 and amended March 22, 1999
         -----------------------------------------------------

Dear Ms. Emory:

         This letter will memorialize our mutual agreement to amend Schedule I to the above-referenced Sub-Investment Management Agreement, relating to the Large Cap Value Portfolio, to adjust the current fee schedule, effective as of July 1, 2001. Attached is a revised copy of Schedule I which caps the 40 basis point charge at the first $500 million of Net Assets and reduces the fee to a 35 basis point charge for amounts over $500 million. Please substitute copies of the attached Schedule I for the old copies of Schedule I in your files.

         Kindly acknowledge receipt of this letter and the attachment, and indicate your agreement to the amendment of Schedule I, by signing and returning the duplicate of this letter. Thank you.


JOHN HANCOCK                                         JOHN HANCOCK VARIABLE
LIFE INSURANCE COMPANY                               SERIES TRUST I


By: /s/ ROBERT R. REITANO                            By: /s/ MICHELE G. VAN LEER
    -----------------------                              -----------------------
Robert R. Reitano                                    Michele G. Van Leer
Senior Vice President &                              Chairman and Trustee
Chief Investment Strategist

Received and agreed to:
T. Rowe Price Associates, Inc.


By:      /s/ DARRELL N. BRAMAN
         ---------------------
Name:    Darrell N. Braman
         ---------------------
Title:   Vice President
         ---------------------


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                                   SCHEDULE I
                              (As of July 1, 2001)

                                      FEES
                                      ----

Large Cap Value
---------------

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Current Net Assets Under Management        Sub-Investment Management Fee
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On the first $500,000,000                  Forty (40) basis points (0.40%)
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On amounts over $500,000,000               Thirty Five (35) basis points (0.35%)
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